UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Mr. Christopher J. Abate has, since March 9, 2012, been serving as Redwood Trust, Inc.’s interim Chief Financial Officer. On September 5, 2012, the Board of Directors of Redwood Trust, Inc. affirmed that Mr. Abate would continue to serve as Chief Financial Officer (and, effective September 5, 2012, ceased use of the “interim” designation with respect to his service as Chief Financial Officer).

On August 31, 2012, the Compensation Committee of the Board of Directors of Redwood Trust, Inc. approved modified compensation terms for Mr. Abate subject to and in connection with the consideration by the Board of Directors of the matters described in the preceding paragraph. The modified compensation terms, which were approved in the course of the Compensation Committee meeting on August 31, 2012 and became effective following the Board of Director’s meeting on September 5, 2012, are as follows: (i) effective for the period of September 1, 2012 through December 31, 2012, Mr. Abate’s annual base salary for 2012 was increased from $250,000 to $350,000; (ii) effective for the period of September 1, 2012 through December 31, 2012, Mr. Abate’s 2012 target annual bonus was increased from 75% to 100% of his base salary for that period (subject to the attainment of company performance and personal performance metrics, which metrics are consistent with those of other executive officers of Redwood Trust, Inc. described in Redwood Trust, Inc.’s Proxy Statement for its 2012 Annual Meeting of Stockholders, a copy of which was filed with the SEC on April 3, 2012); and (iii) an award of deferred stock units (made pursuant to the Redwood Trust, Inc. Incentive Plan) was granted on September 5, 2012 to Mr. Abate with a grant date fair value of $250,000, which award will vest over a four-year period on a pro rata basis.   Mr. Abate will continue to be eligible to receive a 2012 year-end long-term equity-based award at the discretion of the Compensation Committee.

Previously, in March 2012, in connection with his prior appointment as interim Chief Financial Officer, Redwood Trust, Inc. entered into an indemnification agreement with Mr. Abate, which agreement generally requires Redwood Trust, Inc. to indemnify and to advance expenses to Mr. Abate to the maximum extent permitted by Maryland law. That indemnification agreement will remain in place.

Further information regarding Mr. Abate and the indemnification agreement he previously entered into with Redwood Trust, Inc. is set forth in Item 5.02 of the Current Report on Form 8-K filed by Redwood Trust, Inc. on February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 5, 2012	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary